Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER
NET INCOME OF $327.8 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.49
CHICAGO, OCTOBER 18, 2023 — Northern Trust Corporation today reported third quarter net income per diluted common share of $1.49, compared to $1.56 in the second quarter of 2023 and $1.80 in the third quarter of 2022. Net income was $327.8 million, compared to $331.8 million in the prior quarter and $394.8 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust's third quarter results showcased the resilience of our business model in the midst of a challenging stage of this unprecedented interest rate cycle. We grew trust fees, expanded our client base, made further progress on our productivity initiatives, and enhanced our regulatory capital metrics. Our foundation remains strong and clients continue to place their trust in us. We are successfully navigating the challenging operating environment while positioning the company to capitalize on growth opportunities that will deliver value for our shareholders over the long term.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q3 2023 vs.
($ In Millions except per share data)	Q3 2023	Q2 2023	Q3 2022	Q2 2023	Q3 2022
Trust, Investment and Other Servicing Fees	$1,111.9	$1,096.3	$1,078.7	1%	3%
Other Noninterest Income (Loss)	158.4	149.3	163.1	6	(3)
Net Interest Income (FTE*)	469.4	524.6	525.3	(10)	(11)
Total Revenue (FTE*)	$1,739.7	$1,770.2	$1,767.1	(2)%	(2)%

Noninterest Expense	$1,278.2	$1,331.9	$1,229.8	(4)%	4%
Provision for (Release of) Credit Losses	14.0	(15.5)	0.5	N/M	N/M
Provision for Income Taxes	106.5	108.9	129.7	(2)	(18)
FTE Adjustment*	13.2	13.1	12.3	1	8
Net Income	$327.8	$331.8	$394.8	(1)%	(17)%

Earnings Allocated to Common and Potential Common Shares	$308.5	$323.7	$375.4	(5)%	(18)%
Diluted Earnings per Common Share	$1.49	$1.56	$1.80	(4)%	(17)%
Return on Average Common Equity	11.6%	12.4%	14.9%
Return on Average Assets	0.93%	0.91%	1.07%
Average Assets	$140,201.6	$145,899.6	$146,402.2	(4)%	(4)%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION THIRD QUARTER 2023 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change September 30, 2023 vs.
($ In Billions)	September 30, 2023*	June 30, 2023	September 30, 2022	June 30, 2023	September 30, 2022
Assets Under Custody/Administration
Asset Servicing	$13,206.2	$13,483.5	$11,954.0	(2)%	10%
Wealth Management	958.5	995.4	868.0	(4)	10
Total Assets Under Custody/Administration	$14,164.7	$14,478.9	$12,822.0	(2)%	10%
Assets Under Custody(1)
Asset Servicing	$10,064.4	$10,295.7	$9,125.5	(2)%	10%
Wealth Management	951.0	989.1	860.8	(4)	10
Total Assets Under Custody	$11,015.4	$11,284.8	$9,986.3	(2)%	10%
Assets Under Management
Asset Servicing	$963.4	$989.8	$873.7	(3)%	10%
Wealth Management	369.9	376.0	336.2	(2)	10
Total Assets Under Management	$1,333.3	$1,365.8	$1,209.9	(2)%	10%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q3 2023 vs.
($ In Millions)	Q3 2023	Q2 2023	Q3 2022	Q2 2023	Q3 2022
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$428.1	$427.4	$407.3	—%	5%
Investment Management	137.1	134.1	136.0	2	1
Securities Lending	20.4	21.5	21.7	(6)	(6)
Other	40.4	38.2	38.2	6	6
Total Asset Servicing	$626.0	$621.2	$603.2	1%	4%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$172.3	$166.0	$171.3	4%	1%
East	126.1	124.1	124.1	2	2
West	95.8	93.7	92.5	2	4
Global Family Office (GFO)	91.7	91.3	87.6	—	5
Total Wealth Management	$485.9	$475.1	$475.5	2%	2%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,111.9	$1,096.3	$1,078.7	1%	3%
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
▪Custody and fund administration fees increased from the prior-year quarter primarily due to new business, favorable currency translation, and favorable markets, partially offset by lower transaction volumes.
▪Investment management fees increased sequentially primarily due to favorable markets.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
•Fees in the regions (Central, East and West) increased sequentially primarily due to favorable markets. Fees in the regions increased from the prior-year quarter primarily due to favorable markets, partially offset by product-related asset outflows.
•Fees in GFO increased from the prior-year quarter primarily due to asset inflows.

NORTHERN TRUST CORPORATION THIRD QUARTER 2023 RESULTS

OTHER NONINTEREST INCOME
				% Change Q3 2023 vs.
($ In Millions)	Q3 2023	Q2 2023	Q3 2022	Q2 2023	Q3 2022
Other Noninterest Income
Foreign Exchange Trading Income	$51.8	$50.1	$64.7	3%	(20)%
Treasury Management Fees	7.5	7.9	9.3	(6)	(18)
Security Commissions and Trading Income	30.9	36.1	32.1	(14)	(4)
Other Operating Income	68.2	55.2	57.3	23	19
Investment Security Gains (Losses), net	—	—	(0.3)	N/M	N/M
Total Other Noninterest Income (Loss)	$158.4	$149.3	$163.1	6%	(3)%
N/M - Not meaningful
Foreign exchange trading income decreased compared to the prior-year quarter primarily driven by an unfavorable impact from foreign exchange swap activity and lower client volumes.
Security commissions and trading income decreased sequentially primarily due to lower interest rate swap activity.
Other operating income increased sequentially primarily due to higher income related to existing swap agreements related to Visa Inc. Class B common shares and higher income associated with a market value increase in supplemental compensation plans, partially offset by lower non-trading foreign exchange income. Other operating income increased compared to the prior-year quarter primarily driven by higher income associated with a market value increase in supplemental compensation plans, higher banking and credit-related services fees, and higher income related to existing swap agreements related to Visa Inc. Class B common shares, partially offset by lower non-trading foreign exchange income and lower miscellaneous income.

NET INTEREST INCOME
				% Change Q3 2023 vs.
($ In Millions)	Q3 2023	Q2 2023	Q3 2022	Q2 2023		Q3 2022
Net Interest Income
Interest Income (FTE*)	$1,948.2	$1,748.1	$811.6	11%		140%
Interest Expense	1,478.8	1,223.5	286.3	21		N/M
Net Interest Income (FTE*)	$469.4	$524.6	$525.3	(10)%		(11)%
Average Earning Assets	$128,254.4	$134,116.4	$132,146.5	(4)%		(3)%
Net Interest Margin (FTE*)	1.45%	1.57%	1.58%	(12)	bps	(13)	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis decreased sequentially primarily due to higher funding costs and lower average earning assets. Net interest income on an FTE basis decreased compared to the prior-year quarter primarily due to lower average earning assets, partially offset by higher average interest rates.
The net interest margin on an FTE basis decreased sequentially primarily due to higher funding costs. The net interest margin on an FTE basis decreased from the prior-year quarter primarily due to an unfavorable funding mix shift, partially offset by higher average interest rates.
Average earning assets decreased sequentially primarily due to lower client deposits. Average earning assets decreased compared to the prior-year quarter primarily due to lower client deposits, partially offset by increased borrowing activity.

NORTHERN TRUST CORPORATION THIRD QUARTER 2023 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change September 30, 2023 vs.
($ In Millions)	September 30, 2023	June 30, 2023	September 30, 2022	June 30, 2023	September 30, 2022
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$197.5	$213.0	$199.9	(7)%	(1)%
Provision for (Release of) Credit Losses	14.0	(15.5)	0.5	N/M	N/M
Net Recoveries (Charge-Offs)	0.3	—	(4.5)	N/M	(106)
Ending Allowance for Credit Losses	$211.8	$197.5	$195.9	7%	8%
Allowance assigned to:
Loans and Leases	$166.8	$152.5	$138.7	9%	20%
Undrawn Loan Commitments and Standby Letters of Credit	28.3	26.0	40.7	9	(30)
Debt Securities and Other Financial Assets	16.7	19.0	16.5	(12)	1
Ending Allowance for Credit Losses	$211.8	$197.5	$195.9	7%	8%
N/M - Not meaningful
Q3 2023
The provision in the current quarter was primarily due to an increase in the reserve evaluated on a collective basis, driven by a small number of large new loans and renewals and credit quality deterioration of certain commercial real estate (CRE) and commercial and institutional (C&I) loans, partially offset by a net improvement in the overall macroeconomic outlook. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics.
Q2 2023
The release of credit reserves in the prior quarter was primarily due to a decrease in the reserve evaluated on a collective basis, driven by improved credit quality in certain C&I and certain CRE loans, partially offset by expectations for higher economic stress at the time in the CRE market, particularly Office CRE.
Q3 2022
The provision in the prior-year quarter was primarily due to an increase in the collective basis reserve, driven by a weaker macroeconomic outlook at the time, partially offset by improvements in credit quality mainly within the C&I portfolio.

NORTHERN TRUST CORPORATION THIRD QUARTER 2023 RESULTS

NONINTEREST EXPENSE
				% Change Q3 2023 vs.
($ In Millions)	Q3 2023	Q2 2023	Q3 2022	Q2 2023	Q3 2022
Noninterest Expense
Compensation	$558.1	$604.5	$553.3	(8)%	1%
Employee Benefits	100.8	101.4	109.9	(1)	(8)
Outside Services	229.6	230.9	220.9	(1)	4
Equipment and Software	232.5	229.3	212.4	1	9
Occupancy	58.7	53.8	51.3	9	14
Other Operating Expense	98.5	112.0	82.0	(12)	20
Total Noninterest Expense	$1,278.2	$1,331.9	$1,229.8	(4)%	4%
End of Period Full-Time Equivalent Staff	23,300	23,500	23,100	(1)%	1%
Compensation expense decreased sequentially primarily due to $36.7 million of severance-related charges in the prior quarter, lower incentives and lower full-time equivalent employees. Compensation expense increased compared to the prior-year quarter primarily due to higher salary expense and unfavorable currency translation, partially offset by lower incentives.
Employee benefits expense decreased compared to the prior-year quarter primarily due to a $17.0 million pension settlement charge in the prior-year quarter, partially offset by smaller increases across various other benefit-related expense lines.

Outside services expense increased compared to the prior-year quarter primarily due to higher technical services and legal services, partially offset by lower consulting services.
Equipment and software expense increased sequentially and from the prior-year quarter primarily due to higher software amortization and higher software costs, partially offset by a nonrecurring $4.1 million credit associated with computer maintenance and rental expense.
Occupancy expense increased sequentially and from the prior-year quarter primarily due to a $3.0 million charge related to early lease exits.
Other operating expense decreased sequentially primarily due to a $25.6 million charge related to the write-off of an investment in a client capability in the prior quarter, partially offset by higher account servicing activities. Other operating expense increased compared to the prior-year quarter primarily due to higher supplemental compensation plan expense, higher account servicing activities, and an increase to the annual Federal Deposit Insurance Corporation assessment rate.

PROVISION FOR INCOME TAX
				% Change Q3 2023 vs.
($ In Millions)	Q3 2023	Q2 2023	Q3 2022	Q2 2023		Q3 2022
Net Income
Income before Income Taxes	$434.3	$440.7	$524.5	(1)%		(17)%
Provision for Income Taxes	106.5	108.9	129.7	(2)		(18)
Net Income	$327.8	$331.8	$394.8	(1)%		(17)%
Effective Tax Rate	24.5%	24.7%	24.7%	(20)	bps	(20)	bps
bps - basis points
The effective tax rate decreased sequentially and from the prior-year quarter primarily due to a lower state tax provision following the resolution of certain state matters.

NORTHERN TRUST CORPORATION THIRD QUARTER 2023 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $158.7 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $157.6 million to common stockholders. The Corporation repurchased 14,738 shares of common stock, all of which were withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $1.1 million ($77.39 average price per share).
The Corporation also declared cash dividends totaling $16.2 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at September 30, 2023, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	September 30, 2023*		June 30, 2023		September 30, 2022
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	11.4%	13.2%	11.3%	13.0%	10.1%	11.4%	N/A	4.5%
Tier 1 Capital	12.4	14.3	12.3	14.1	11.1	12.5	6.0	6.0
Total Capital	14.5	16.5	14.4	16.3	12.2	13.5	10.0	8.0
Tier 1 Leverage	7.9	7.9	7.4	7.4	7.0	7.0	N/A	4.0
Supplementary Leverage	N/A	8.4	N/A	8.3	N/A	7.7	N/A	3.0

	September 30, 2023*		June 30, 2023		September 30, 2022
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.3%	14.5%	12.1%	14.3%	10.7%	12.2%	6.5%	4.5%
Tier 1 Capital	12.3	14.5	12.1	14.3	10.7	12.2	8.0	6.0
Total Capital	14.2	16.4	13.9	16.2	11.6	13.0	10.0	8.0
Tier 1 Leverage	7.8	7.8	7.4	7.4	6.7	6.7	5.0	4.0
Supplementary Leverage	N/A	8.3	N/A	8.2	N/A	7.4	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION THIRD QUARTER 2023 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2023			2022
($ in Millions)	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Interest Income
Interest Income - GAAP	$1,935.0	$1,735.0	$1,455.4	$1,170.1	$799.3
Add: FTE Adjustment	13.2	13.1	13.2	15.5	12.3
Interest Income (FTE) - Non-GAAP	$1,948.2	$1,748.1	$1,468.6	$1,185.6	$811.6

Net Interest Income - GAAP	$456.2	$511.5	$531.2	$534.5	$513.0
Add: FTE Adjustment	13.2	13.1	13.2	15.5	12.3
Net Interest Income (FTE) - Non-GAAP	$469.4	$524.6	$544.4	$550.0	$525.3

Net Interest Margin - GAAP	1.41%	1.53%	1.58%	1.58%	1.54%
Net Interest Margin (FTE) - Non-GAAP	1.45%	1.57%	1.62%	1.63%	1.58%

Total Revenue
Total Revenue - GAAP	$1,726.5	$1,757.1	$1,744.6	$1,519.0	$1,754.8
Add: FTE Adjustment	13.2	13.1	13.2	15.5	12.3
Total Revenue (FTE) - Non-GAAP	$1,739.7	$1,770.2	$1,757.8	$1,534.5	$1,767.1

NORTHERN TRUST CORPORATION THIRD QUARTER 2023 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s third quarter earnings conference call will be webcast on October 18, 2023.
The live call will be conducted at 8:30 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 25 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of September 30, 2023, Northern Trust had assets under custody/administration of US$14.2 trillion, and assets under management of US$1.3 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on X (formerly Twitter) @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q3 2023 vs.
	Q3 2023	Q2 2023	Q3 2022	Q2 2023	Q3 2022
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,111.9	$1,096.3	$1,078.7	1%	3%
Foreign Exchange Trading Income	51.8	50.1	64.7	3	(20)
Treasury Management Fees	7.5	7.9	9.3	(6)	(18)
Security Commissions and Trading Income	30.9	36.1	32.1	(14)	(4)
Other Operating Income	68.2	55.2	57.3	23	19
Investment Security Gains (Losses), net	—	—	(0.3)	N/M	N/M
Total Noninterest Income	1,270.3	1,245.6	1,241.8	2	2

Net Interest Income
Interest Income	1,935.0	1,735.0	799.3	12	142
Interest Expense	1,478.8	1,223.5	286.3	21	N/M
Net Interest Income	456.2	511.5	513.0	(11)	(11)

Total Revenue	1,726.5	1,757.1	1,754.8	(2)	(2)

Provision for (Release of) Credit Losses	14.0	(15.5)	0.5	N/M	N/M

Noninterest Expense
Compensation	558.1	604.5	553.3	(8)	1
Employee Benefits	100.8	101.4	109.9	(1)	(8)
Outside Services	229.6	230.9	220.9	(1)	4
Equipment and Software	232.5	229.3	212.4	1	9
Occupancy	58.7	53.8	51.3	9	14
Other Operating Expense	98.5	112.0	82.0	(12)	20
Total Noninterest Expense	1,278.2	1,331.9	1,229.8	(4)	4

Income before Income Taxes	434.3	440.7	524.5	(1)	(17)
Provision for Income Taxes	106.5	108.9	129.7	(2)	(18)
NET INCOME	$327.8	$331.8	$394.8	(1)%	(17)%
Preferred Stock Dividends	16.2	4.7	16.2	N/M	—
NET INCOME APPLICABLE TO COMMON STOCK	$311.6	$327.1	$378.6	(5)%	(18)%
Earnings Allocated to Participating Securities	3.1	3.4	3.2	(10)	(4)
Earnings Allocated to Common and Potential Common Shares	$308.5	$323.7	$375.4	(5)	(18)

Per Common Share
Net Income
Basic	$1.49	$1.56	$1.80	(4)%	(17)%
Diluted	1.49	1.56	1.80	(4)	(17)

Average Common Equity	$10,651.7	$10,563.8	$10,050.7	1%	6%
Return on Average Common Equity	11.6%	12.4%	14.9%
Return on Average Assets	0.93%	0.91%	1.07%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.75	—%	—%

Average Common Shares Outstanding (000s)
Basic	207,022	207,639	208,400
Diluted	207,253	207,816	208,889
Common Shares Outstanding (EOP) (000s)	207,036	207,004	208,416
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2023	2022	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,271.8	$3,390.5	(4)%
Foreign Exchange Trading Income	154.9	223.2	(31)
Treasury Management Fees	23.8	31.0	(23)
Security Commissions and Trading Income	101.7	101.1	1
Other Operating Income	170.2	144.0	18
Investment Security Gains (Losses), net	6.9	(0.3)	N/M
Total Noninterest Income	3,729.3	3,889.5	(4)

Net Interest Income
Interest Income	5,125.4	1,707.6	N/M
Interest Expense	3,626.5	354.9	N/M
Net Interest Income	1,498.9	1,352.7	11

Total Revenue	5,228.2	5,242.2	—

Provision for Credit Losses	13.5	7.0	93

Noninterest Expense
Compensation	1,757.8	1,663.7	6
Employee Benefits	303.2	333.8	(9)
Outside Services	671.3	647.4	4
Equipment and Software	693.5	609.4	14
Occupancy	173.8	153.4	13
Other Operating Expense	296.1	251.6	18
Total Noninterest Expense	3,895.7	3,659.3	6

Income before Income Taxes	1,319.0	1,575.9	(16)
Provision for Income Taxes	324.8	395.6	(18)
NET INCOME	$994.2	$1,180.3	(16)%
Preferred Stock Dividends	37.1	37.1	—
NET INCOME APPLICABLE TO COMMON STOCK	$957.1	$1,143.2	(16)%
Earnings Allocated to Participating Securities	9.7	9.5	2
Earnings Allocated to Common and Potential Common Shares	$947.4	$1,133.7	(16)%

Per Common Share
Net Income
Basic	$4.56	$5.44	(16)%
Diluted	4.56	5.43	(16)

Average Common Equity	$10,538.3	$10,231.0	3%
Return on Average Common Equity	12.1%	14.9%
Return on Average Assets	0.92%	1.02%

Cash Dividends Declared per Common Share	$2.25	$2.15	5%

Average Common Shares Outstanding (000s)
Basic	207,611	208,271
Diluted	207,928	208,859
Common Shares Outstanding (EOP) (000s)	207,036	208,416
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				September 30, 2023 vs.
	September 30, 2023	June 30, 2023	September 30, 2022	June 30, 2023	September 30, 2022
Assets
Federal Reserve and Other Central Bank Deposits	$32,266.3	$42,675.1	$39,582.4	(24)%	(18)%
Interest-Bearing Due from and Deposits with Banks(2)	5,216.4	4,625.8	4,097.4	13	27
Federal Funds Sold	—	—	30.1	N/M	N/M
Securities Purchased under Agreements to Resell	384.3	1,228.9	1,166.2	(69)	(67)
Debt Securities
Available for Sale	24,342.1	24,264.4	26,979.3	—	(10)
Held to Maturity	24,920.4	26,006.3	25,249.8	(4)	(1)
Trading Account	0.1	0.1	0.1	86	(25)
Total Debt Securities	49,262.6	50,270.8	52,229.2	(2)	(6)
Loans	43,577.0	43,546.7	43,991.9	—	(1)
Other Interest-Earning Assets(3)	3,349.3	2,694.8	1,641.3	24	104
Total Earning Assets	134,055.9	145,042.1	142,738.5	(8)	(6)
Allowance for Credit Losses	(182.7)	(170.2)	(154.4)	7	18
Cash and Due from Banks and Other Central Bank Deposits(4)	1,912.4	1,803.7	2,000.3	6	(4)
Buildings and Equipment	465.0	473.6	469.2	(2)	(1)
Client Security Settlement Receivables	147.6	431.3	3,077.3	(66)	(95)
Goodwill	692.8	698.8	679.0	(1)	2
Other Assets	9,239.6	8,473.2	11,029.7	9	(16)
Total Assets	$146,330.6	$156,752.5	$159,839.6	(7)%	(8)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,362.6	$23,535.5	$30,968.5	4%	(21)%
Savings Certificates and Other Time	4,038.6	3,327.0	1,217.1	21	N/M
Non-U.S. Offices - Interest-Bearing	60,826.9	65,014.7	68,503.7	(6)	(11)
Total Interest-Bearing Deposits	89,228.1	91,877.2	100,689.3	(3)	(11)
Federal Funds Purchased	5,539.3	9,344.5	4,364.8	(41)	27
Securities Sold under Agreements to Repurchase	545.9	988.1	561.4	(45)	(3)
Other Borrowings(5)	6,870.9	12,382.0	7,153.6	(45)	(4)
Senior Notes	2,688.9	2,729.5	2,707.4	(1)	(1)
Long-Term Debt	4,060.7	2,061.5	1,068.3	97	N/M
Total Interest-Related Funds	108,933.8	119,382.8	116,544.8	(9)	(7)
Demand and Other Noninterest-Bearing Deposits	20,937.8	21,326.4	27,858.1	(2)	(25)
Other Liabilities	4,611.8	4,407.6	4,406.3	5	5
Total Liabilities	134,483.4	145,116.8	148,809.2	(7)	(10)
Common Equity	10,962.3	10,750.8	10,145.5	2	8
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,847.2	11,635.7	11,030.4	2	7
Total Liabilities and Stockholders’ Equity	$146,330.6	$156,752.5	$159,839.6	(7)%	(8)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q3 2023 vs.
	Q3 2023	Q2 2023	Q3 2022	Q2 2023	Q3 2022
Assets
Federal Reserve and Other Central Bank Deposits	$28,000.8	$34,380.4	$30,548.7	(19)%	(8)%
Interest-Bearing Due from and Deposits with Banks(2)	4,301.4	4,573.4	3,976.8	(6)	8
Federal Funds Sold	1.2	2.9	5.1	(58)	(76)
Securities Purchased under Agreements to Resell	950.8	1,238.6	1,270.9	(23)	(25)
Debt Securities
Available for Sale	24,430.7	24,511.8	28,482.8	—	(14)
Held to Maturity	25,919.2	25,053.3	25,126.6	3	3
Trading Account	0.4	0.2	0.4	90	(3)
Total Debt Securities	50,350.3	49,565.3	53,609.8	2	(6)
Loans and Leases	42,210.4	42,365.4	41,466.4	—	2
Other Interest-Earning Assets(3)	2,439.5	1,990.4	1,268.8	23	92
Total Earning Assets	128,254.4	134,116.4	132,146.5	(4)	(3)
Allowance for Credit Losses	(170.4)	(176.6)	(154.1)	(3)	11
Cash and Due from Banks and Other Central Bank Deposits(4)	1,694.6	1,842.5	1,903.1	(8)	(11)
Buildings and Equipment	474.1	481.8	481.2	(2)	(1)
Client Security Settlement Receivables	350.3	592.7	1,667.1	(41)	(79)
Goodwill	698.9	697.0	685.5	—	2
Other Assets	8,899.7	8,345.8	9,672.9	7	(8)
Total Assets	$140,201.6	$145,899.6	$146,402.2	(4)%	(4)%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$22,624.9	$22,961.2	$29,089.3	(1)%	(22)%
Savings Certificates and Other Time	3,665.2	3,036.1	986.0	21	N/M
Non-U.S. Offices - Interest-Bearing	58,680.5	62,046.3	64,057.3	(5)	(8)
Total Interest-Bearing Deposits	84,970.6	88,043.6	94,132.6	(3)	(10)
Federal Funds Purchased	5,935.9	7,070.0	1,967.5	(16)	N/M
Securities Sold under Agreements to Repurchase	426.0	467.8	489.6	(9)	(13)
Other Borrowings(5)	10,981.7	12,132.6	5,991.1	(9)	83
Senior Notes	2,713.2	2,761.1	2,969.6	(2)	(9)
Long-Term Debt	2,126.9	2,069.7	1,087.6	3	96
Total Interest-Related Funds	107,154.3	112,544.8	106,638.0	(5)	—
Demand and Other Noninterest-Bearing Deposits	16,792.5	17,555.1	24,355.5	(4)	(31)
Other Liabilities	4,718.2	4,351.0	4,473.1	8	5
Total Liabilities	128,665.0	134,450.9	135,466.6	(4)	(5)
Common Equity	10,651.7	10,563.8	10,050.7	1	6
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,536.6	11,448.7	10,935.6	1	5
Total Liabilities and Stockholders’ Equity	$140,201.6	$145,899.6	$146,402.2	(4)%	(4)%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2023						2022
	THIRD		SECOND		FIRST		FOURTH		THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,111.9		$1,096.3		$1,063.6		$1,042.1		$1,078.7
Other Noninterest Income	158.4		149.3		149.8		(57.6)		163.1
Net Interest Income	456.2		511.5		531.2		534.5		513.0
Total Revenue	1,726.5		1,757.1		1,744.6		1,519.0		1,754.8
Provision for (Release of) Credit Losses	14.0		(15.5)		15.0		5.0		0.5
Noninterest Expense	1,278.2		1,331.9		1,285.6		1,323.6		1,229.8
Income before Income Taxes	434.3		440.7		444.0		190.4		524.5
Provision for Income Taxes	106.5		108.9		109.4		34.7		129.7
Net Income	$327.8		$331.8		$334.6		$155.7		$394.8

Per Common Share
Net Income - Basic	$1.49		$1.56		$1.51		$0.71		$1.80
- Diluted	1.49		1.56		1.51		0.71		1.80
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.75		0.75
Book Value (EOP)	52.95		51.94		51.37		49.78		48.68
Market Value (EOP)	69.48		74.14		88.13		88.49		85.56

Financial Ratios
Return on Average Common Equity	11.6%		12.4%		12.4%		5.9%		14.9%
Return on Average Assets	0.93		0.91		0.92		0.42		1.07
Net Interest Margin (GAAP)	1.41		1.53		1.58		1.58		1.54
Net Interest Margin (FTE*)	1.45		1.57		1.62		1.63		1.58

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$13,206.2		$13,483.5		$13,221.5		$12,705.5		$11,954.0
Wealth Management	958.5		995.4		953.3		898.5		868.0
Total Assets Under Custody / Administration	$14,164.7		$14,478.9		$14,174.8		$13,604.0		$12,822.0

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$10,064.4		$10,295.7		$10,065.6		$9,712.3		$9,125.5
Wealth Management	951.0		989.1		947.6		892.3		860.8
Total Assets Under Custody	$11,015.4		$11,284.8		$11,013.2		$10,604.6		$9,986.3

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$963.4		$989.8		$962.1		$898.1		$873.7
Wealth Management	369.9		376.0		368.3		351.4		336.2
Total Assets Under Management	$1,333.3		$1,365.8		$1,330.4		$1,249.5		$1,209.9

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans	$68.8		$47.1		$48.9		$45.9		$76.4
Other Real Estate Owned (OREO)	0.3		0.3		—		—		—
Total Nonaccrual Assets	$69.1		$47.4		$48.9		$45.9		$76.4
Nonaccrual Assets / Loans and OREO	0.16%		0.11%		0.12%		0.11%		0.17%
Gross Charge-offs	$(0.8)		$(0.8)		$(4.0)		$(0.5)		$(5.4)
Gross Recoveries	1.1		0.8		1.1		0.5		0.9
Net Recoveries (Charge-offs)	$0.3		$—		$(2.9)		$—		$(4.5)
Annualized Net Recoveries (Charge-offs) to Avg Loans	—%		—%		(0.03)%		—%		(0.04)%
Allowance for Credit Losses Assigned to:
Loans	$166.8		$152.5		$159.9		$144.3		$138.7
Undrawn Loan Commitments and Standby Letters of Credit	28.3		26.0		34.3		38.5		40.7
Debt Securities and Other Financial Assets	16.7		19.0		18.8		18.1		16.5
Loans Allowance / Nonaccrual Loans	2.4	x	3.2	x	3.3	x	3.1	x	1.8	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.